                                                               EXHIBIT 99.(A)(3)

                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                                  GBC Bancorp

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if: (i) certificates ("Share Certificates") evidencing shares of common stock, no par value, of GBC Bancorp, a California corporation, are not immediately available, (ii) Share Certificates and all other required documents cannot be delivered to IBJ Whitehall Bank & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                      IBJ WHITEHALL BANK & TRUST COMPANY

       By First Class or Express Mail:                 By Hand or Overnight Delivery:

     IBJ Whitehall Bank & Trust Company              IBJ Whitehall Bank & Trust Company
                 P.O. Box 84                                  One State Street
            Bowling Green Station                            New York, NY 10004
           New York, NY 10274-0084                  Attn.: Securities Processing Window,
      Attn.: Reorganization Operations                      Subcellar One (SC-1)

                               Telephone Number:

                                (212) 858-2103

                            Facsimile Transmission:

                                (212) 858-2611

              To Confirm Receipt of Notice of Guaranteed Delivery
                          and Facsimile Transmission

                                (212) 858-2103

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to GBC Bancorp, a California corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 16, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as from time to time amended, constitute the "Offer"), receipt of each of which is hereby acknowledged, shares of common stock, no par value, of the Company (the "Shares") pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.


                     PRICE (IN DOLLARS) PER SHARE AT WHICH
                           SHARES ARE BEING TENDERED

-------------------------------------------------------------------------------

          IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED.

-------------------------------------------------------------------------------

          CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF
             NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS
              INSTRUCTIONS), THERE IS NO PROPER TENDER OF SHARES.

-------------------------------------------------------------------------------

   [_] 18.00      [_] 19.00       [_] 20.00       [_] 21.00       [_] 22.00
---------------------------------------------------------------------------
   [_] 18.25      [_] 19.25       [_] 20.25       [_] 21.25
---------------------------------------------------------------------------
   [_] 18.50      [_] 19.50       [_] 20.50       [_] 21.50
---------------------------------------------------------------------------
   [_] 18.75      [_] 19.75       [_] 20.75       [_] 21.75



                                   ODD LOTS

   To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on June 11, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of less than 100 Shares.

   The undersigned either (check one box):

 [_]was the beneficial owner, as of the close of business on June 11, 1999, of an aggregate of less than 100 Shares, all of which are being tendered, or

 [_]is a broker, dealer, commercial bank, trust company or other nominee which:

   (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and

   (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on June 11, 1999, of an aggregate of less than 100 Shares and is tendering all of such Shares.

   If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (in Dollars) Per Share at Which Shares Are Being Tendered"). [ ]


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


 PLEASE TYPE OR PRINT                  SIGN HERE:
 -----------------------------------   -------------------------------------
 -----------------------------------   -------------------------------------
              (Name(s))

 -----------------------------------   Date: _______________________________
     (Certificate Number(s) (If
             Available))

                                       If Shares will be delivered by book-
 -----------------------------------   entry transfer, give the Depository
            (Address(es))              Trust Company Account Number: _______
 -----------------------------------
  (Area Code and Telephone Number)




                                   GUARANTEE
                   (Not to be used for Signature Guarantee)

   The undersigned, a firm which is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States which is a member of one of the Stock Transfer Association's approved medallion programs (such as the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) (each, an "Eligible Institution"), hereby (i) guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, with any required signature guarantees and/or any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days, (ii) represents that the undersigned has a net long position in Shares or equivalent securities at least equal to the Shares tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (iii) represents that such tender of Shares complies with Rule 14e-4.

 (Name of Firm) ____________________________________________________________

 ---------------------------------------------------------------------------
                            (Authorized Signature)

 (Address) _________________________________________________________________
                                                           (Include Zip Code)

 (Title) ___________________________________________________________________

 Name: _____________________________________________________________________

 (Area Code and Telephone Number) __________________________________________

 Dated: ____________________________________________________________________


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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